EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Go Public Acquisition Corporation II

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated April 5, 2009 of Go Public Acquisition Corporation II, relating to the financial statements as of December 31, 2008 and for the period from inception to December 31, 2008, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC
Houston, Texas
April 7, 2009